UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2025

TERADATA CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17095 Via Del Campo
San Diego, California 92127

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	TDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On February 21, 2025, the Board of Directors of Teradata Corporation (the “Company”) elected Michael Hutchinson, currently the Company’s Chief Customer Officer, to serve in the newly created role of Chief Operating Officer of the Company, effective as of February 24, 2025 (the “Effective Date”). As Chief Operating Officer of the Company, Mr. Hutchinson will be the Company’s principal operating officer. Mr. Hutchinson, age 59, has served as the Company’s Chief Customer Officer since January 2022. Mr. Hutchinson’s biographical information prior to his appointment as Chief Operating Officer, as set forth in the Company’s 2024 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2025, is incorporated herein by reference.

Mr. Hutchinson participates in compensation and benefit arrangements available to other executive officers of the Company, all of which are described in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders filed with the SEC on March 26, 2024. As of the Effective Date, Mr. Hutchinson will be entitled to receive: (i) an annual base salary of $458,300 (the “Base Salary”), (ii) an annual cash incentive target opportunity of 100% of Base Salary under the Company’s 2025 Management Incentive Plan, and (iii) an annual grant of long-term equity awards consistent with such awards received by other executive officers of the Company of (a) service-based restricted stock units (the “RSUs”) with a target value of $2,250,000 and that vest in equal annual installments on the first, second and third anniversaries of the grant date of March 3, 2025 and (b) performance-based RSUs with a target value of $2,250,000, subject to a three-year performance period commencing January 1, 2025 and achievement of the same performance goals applicable to other executive officers of the Company. Mr. Hutchinson will continue to be a participant in the Company’s Change in Control Severance Plan and as a Level I participant in the Executive Severance Plan (the “ESP”). The payment of any such severance under the ESP is subject to Mr. Hutchinson’s execution and non-revocation of a release of claims.

There are no family relationships between Mr. Hutchinson and any director or executive officer of the Company, and no arrangements or understandings between Mr. Hutchinson and any other person pursuant to which he was designated to serve as Chief Operating Officer. Mr. Hutchinson is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

On February 26, 2025, the Company issued a press release announcing the appointment of Mr. Hutchinson as Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e) The information in Item 5.02(c) is incorporated herein by reference.
Item 9.01        Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated February 26 2025, issued by the Company.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: February 26, 2025	By:	/s/ Margaret A. Treese
Margaret A. Treese
Chief Legal Officer and Secretary